SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report
November 8, 2002
(Date of earliest event reported)

MARTIN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-26228	63-0133054

(Commission File No.)	(IRS Employer Identification No.)

301 East Tennessee Street Florence, Alabama	35630

(Address of principal executive offices)	(Zip Code)

(256) 767-0330

(Registrant’s telephone number, including area code)

SIGNATURES
EX-99.1 PRESS RELEASE

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	EXHIBITS.

Exhibit 99.1 Press Release dated November 8, 2002.

Item 9.     Regulation FD Disclosure.

On November 8, 2002, the Company issued the press release filed herewith as Exhibit 99.1 concerning the execution by the Company of a letter of intent to sell substantially all of its assets and business through a Chapter 11 reorganization, excluding real estate, to Monessen Hearth Systems Company for a purchase price of approximately $4.4 million, the resignation of three of the Company’s directors and the appointment of a new President and Chief Financial Officer.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MARTIN INDUSTRIES, INC. (Registrant)

Date: November 8, 2002	By	/s/ William Neitzke William Neitzke Its President and Chief Financial Officer